FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2022

Marlborough, Mass. (February 1, 2023) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $3.242 billion during the fourth quarter of 2022, growing 3.7 percent on a reported basis, 8.7 percent on an operational1 basis and 7.1 percent on an organic2 basis, all compared to the prior year period. Included within organic results is a negative approximately 200 basis point impact associated with unplanned reserves established for Italian government payback provisions3. The company reported GAAP net income available to common stockholders of $126 million or $0.09 per share (EPS), compared to $80 million or $0.06 per share a year ago and achieved adjusted4 EPS of $0.45 for the period, which includes an approximate $0.04 negative impact of the Italian payback, compared to $0.45 a year ago.

For the full year 2022, the company generated net sales of $12.682 billion, growing 6.7 percent on a reported basis, 11.1 percent on an operational1 basis and 8.7 percent on an organic2 basis, including a negative 50 basis point impact associated with the Italian government payback provisions, all compared to the prior year period. The company reported GAAP net income available to common stockholders of $642 million or $0.45 per share, compared to $985 million or $0.69 per share a year ago, and delivered full year adjusted4 EPS of $1.71, including the approximate $0.04 negative impact of the Italian payback, compared to $1.63 a year ago.

“Our global team continues living our mission to transform lives, and I’m proud of the results we achieved in the fourth quarter and throughout 2022,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “In the year ahead we remain committed to our goals of delivering new, meaningful innovations to benefit patients globally while continuing to deliver differentiated financial performance.”

Fourth quarter financial results and recent developments:

•Reported net sales of $3.242 billion, representing an increase of 3.7 percent on a reported basis, compared to the company's guidance range of 2 to 4 percent; 8.7 percent on an operational basis; and 7.1 percent on an organic basis, compared to the company's guidance range of 7 to 9 percent, all compared to the prior year period.

•Reported GAAP net income available to common stockholders of $0.09 per share, compared to the company's guidance range of $0.23 to $0.28 per share, and achieved adjusted EPS of $0.45 per share, compared to the guidance range of $0.45 to $0.48 per share.

•Achieved the following net sales growth in each reportable segment5, compared to the prior year period:
◦MedSurg: 4.4 percent reported, 8.5 percent operational and organic
◦Cardiovascular: 6.4 percent reported, 12.1 percent operational and 9.4 percent organic

•Achieved the following net sales growth/(declines) in each region, compared to the prior year period:
◦U.S.: 10.5 percent reported and operational
◦EMEA (Europe, Middle East and Africa): (0.8) percent reported and 10.8 percent operational
◦APAC (Asia-Pacific): (4.1) percent reported and 9.8 percent operational
◦LACA (Latin America and Canada): 14.6 percent reported and 17.7 percent operational
◦Emerging Markets7: 11.6 percent reported and 23.3 percent operational

•Received approval from the Japanese Pharmaceuticals and Medical Devices Agency (PMDA) for the AGENT™ Drug Coated Balloon (DCB) in Japan to treat patients with in-stent restenosis (ISR) and coronary small vessel disease (SVD), with launch anticipated in the first half of this year.

•Completed enrollment in the CHAMPION-AF clinical trial, a randomized, head-to-head study with 3,000 patients evaluating the safety and efficacy of the WATCHMAN FLX™ Left Atrial Appendage Closure Device compared to non-vitamin K antagonist oral anticoagulants for stroke prevention in a broad population of patients with non-valvular atrial fibrillation.

•Completed enrollment in the SOLIS randomized clinical trial to assess WaveWriter Spinal Cord Stimulator Systems (SCS) for the treatment of patients with chronic low back and/or leg pain who have not undergone spinal surgery (NSBP, Non-Surgical Back Pain/VB, Virgin Back). The study met its primary endpoint; SCS demonstrated superior outcomes compared with Conventional Medical Management at three-month follow-up.

•Began enrollment in the ACURATE Prime XL Nested Registry, which is designed to assess outcomes from patients receiving the larger ACURATE Prime™ Aortic Valve XL within the ACURATE IDE clinical study in the U.S. Also announced, at PCR London Valves, late-breaking data from the European ACURATE neo2 Post Market Clinical Follow-up study supporting the clinical procedural success and safety of the ACURATE neo2™ Aortic Valve System to treat patients with severe aortic stenosis, including a high procedural success rate and low rates of mortality and paravalvular leak.

•Presented positive data from the ELEGANCE registry during a late-breaking presentation at the 2022 Vascular InterVentional Advances (VIVA) conference, which highlighted that the study is currently exceeding its goal to increase the representation of women and underrepresented minorities in clinical trials for drug-eluting peripheral therapies. Patients enrolled in the registry will be followed for up to five years, allowing for the evaluation of long-term outcomes and the gathering of critical clinical insights into underrepresented patient populations.

•Announced agreement to acquire Apollo Endosurgery, Inc. (Nasdaq: APEN) , subject to customary closing conditions, to expand the Boston Scientific endoluminal surgery portfolio and enable a measured entry into the endobariatric market.

•Announced strategic investment to acquire majority stake in Acotec Scientific Holdings Limited, a Chinese medical technology company that offers solutions designed for a variety of interventional procedures, subject to customary closing conditions.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3. Unplanned reserves established in connection with the activation of the Italian government payback provision, aimed at rationalizing public spending and requiring medical device companies to pay back a portion of spend exceeding allocated healthcare budgets.
4. Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits), and certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items.
5. In the first quarter of 2022, we reorganized our operational structure and have aggregated our core businesses, each of which generate revenues from the sale of medical devices, into two reportable segments comprised of MedSurg and Cardiovascular. Within the Cardiovascular segment, the newly formed Cardiology division represents the combined former Rhythm Management and Interventional Cardiology businesses. We have revised prior period amounts to conform to the current year presentation.
6. In 2022, reflects sales reserves established for Italian government payback provisions, not allocated to reportable segments. In 2021, includes net sales associated with Specialty Pharmaceuticals prior to the sale of the business on March 1, 2021. Specialty Pharmaceuticals net sales were substantially U.S. based and presented as a stand-alone operating segment alongside our medical device reportable segments.
7. We define Emerging Markets as the 20 countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities.

Fourth Quarter Net Sales by Business and Region:

			Change
	Three Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2022	2021
Endoscopy	$571	$558	2.4%	(5.1)%	7.4%	—%	7.4%
Urology	477	441	8.2%	(3.6)%	11.8%	—%	11.8%
Neuromodulation	249	244	2.1%	(2.8)%	4.9%	—%	4.9%
MedSurg[5]	1,297	1,243	4.4%	(4.1)%	8.5%	—%	8.5%
Cardiology	1,529	1,422	7.5%	(5.6)%	13.2%	3.6%	9.6%
Peripheral Interventions	476	462	3.0%	(5.8)%	8.8%	—%	8.8%
Cardiovascular[5]	2,005	1,884	6.4%	(5.7)%	12.1%	2.7%	9.4%
	3,302	3,127	5.6%	(5.0)%	10.7%	1.6%	9.0%
Other[6]	(60)	—	(100.0)%	—%	(100.0)%	—%	(100.0)%
Net Sales	$3,242	$3,127	3.7%	(5.0)%	8.7%	1.6%	7.1%

			Change
	Three Months Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2022	2021
U.S.	$1,986	$1,798	10.5%	—%	10.5%
EMEA	657	662	(0.8)%	(11.6)%	10.8%
APAC	536	559	(4.1)%	(13.9)%	9.8%
LACA	122	107	14.6%	(3.1)%	17.7%
	3,302	3,127	5.6%	(5.0)%	10.7%
Other[6]	(60)	—	(100.0)%	—%	(100.0)%
Net Sales	$3,242	$3,127	3.7%	(5.0)%	8.7%

Emerging Markets[7]	$445	$398	11.6%	(11.7)%	23.3%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Full Year Net Sales by Business and Region:

			Change
	Year Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2022	2021
Endoscopy	$2,221	$2,141	3.7%	(4.4)%	8.1%	—%	8.1%
Urology	1,773	1,583	12.0%	(2.9)%	14.9%	5.3%	9.7%
Neuromodulation	917	909	0.9%	(2.6)%	3.5%	—%	3.5%
MedSurg[5]	4,911	4,633	6.0%	(3.5)%	9.5%	1.8%	7.7%
Cardiology	5,932	5,422	9.4%	(5.1)%	14.5%	4.0%	10.4%
Peripheral Interventions	1,899	1,820	4.4%	(4.8)%	9.1%	—%	9.1%
Cardiovascular[5]	7,831	7,242	8.1%	(5.0)%	13.1%	3.0%	10.1%
	12,742	11,875	7.3%	(4.4)%	11.7%	2.5%	9.2%
Other[6]	(60)	13	(+100)%	—%	(+100)%	—%	(+100)%
Net Sales	$12,682	$11,888	6.7%	(4.4)%	11.1%	2.4%	8.7%

			Change
	Year Ended December 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2022	2021
U.S.	$7,632	$6,901	10.6%	—%	10.6%
EMEA	2,526	2,518	0.3%	(12.1)%	12.4%
APAC	2,116	2,070	2.2%	(10.2)%	12.4%
LACA	469	386	21.6%	(2.2)%	23.8%
	12,742	11,875	7.3%	(4.4)%	11.7%
Other[6]	(60)	13	(+100)%	—%	(+100)%
Net Sales	$12,682	$11,888	6.7%	(4.4)%	11.1%

Emerging Markets[7]	$1,715	$1,429	20.0%	(9.3)%	29.3%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and First Quarter 2023

The company estimates net sales growth for the full year 2023, versus the prior year period, to be in a range of approximately 5 to 7 percent on a reported basis, and approximately 6 to 8 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $1.11 to $1.21 and estimates adjusted EPS, excluding certain charges (credits) of $1.86 to $1.93.

The company estimates net sales growth for the first quarter of 2023, versus the prior year period, to be in a range of approximately 3 to 5 percent on a reported basis, and approximately 6 to 8 percent on an organic basis. First quarter organic guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.23 to $0.26 and adjusted EPS, excluding certain charges (credits) of $0.42 to $0.44.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may", "intend," and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the first quarter and full year 2023; our financial performance; our business plans and product performance; and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: the impact of the ongoing COVID-19 pandemic on our operations and financial results; the impact of foreign currency fluctuations; future U.S. and global economic, political, competitive, reimbursement and regulatory conditions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; labor shortages and increases in labor costs; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Lauren Tengler
	508-683-6585 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in millions, except per share data	2022	2021	2022	2021

Net sales	$3,242	$3,127	$12,682	$11,888
Cost of products sold	1,011	971	3,956	3,711
Gross profit	2,231	2,155	8,727	8,177

Operating expenses:
Selling, general and administrative expenses	1,163	1,153	4,520	4,359
Research and development expenses	330	320	1,323	1,204
Royalty expense	13	11	47	49
Amortization expense	199	192	803	741
Intangible asset impairment charges	—	197	132	370
Contingent consideration net expense (benefit)	(33)	(18)	35	(136)
Restructuring net charges (credits)	6	23	24	40
Litigation-related net charges (credits)	131	128	173	430
Loss (gain) on disposal of businesses and assets	22	(30)	22	(78)
	1,830	1,975	7,078	6,978
Operating income (loss)	402	180	1,649	1,199

Other income (expense):
Interest expense	(64)	(87)	(470)	(341)
Other, net	58	26	(38)	218
Income (loss) before income taxes	396	120	1,141	1,076
Income tax expense (benefit)	256	26	443	36
Net income (loss)	$140	$94	$698	$1,041
Preferred stock dividends	(14)	(14)	(55)	(55)
Net income (loss) available to common stockholders	$126	$80	$642	$985

Net income (loss) per common share - basic	$0.09	$0.06	$0.45	$0.69
Net income (loss) per common share - assuming dilution	$0.09	$0.06	$0.45	$0.69

Weighted-average shares outstanding
Basic	1,432.7	1,425.2	1,430.5	1,422.3
Assuming dilution	1,442.4	1,436.2	1,439.7	1,433.8

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2022
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share(1)
Reported	$2,231	$1,830	$402	$(6)	$396	$140	$(14)	$126	$0.09
Non-GAAP adjustments:
Amortization expense	—	(199)	199	—	199	175	—	175	0.12
Acquisition / divestitures-related net charges (credits)	24	(29)	53	(44)	9	59	—	59	0.04
Restructuring and restructuring-related net charges (credits)	16	(12)	28	—	28	25	—	25	0.02
Litigation-related net charges (credits)	—	(131)	131	—	131	101	—	101	0.07
Investment portfolio net losses (gains)	—	—	—	(38)	(38)	(32)	—	(32)	(0.02)
EU MDR implementation costs	13	(6)	19	—	19	17	—	17	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	42	—	42	0.03
Discrete tax items	—	—	—	—	—	129	—	129	0.09
Adjusted	$2,285	$1,452	$833	$(88)	$745	$656	$(14)	$642	$0.45

	Three Months Ended December 31, 2021
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share(1)
Reported	$2,155	$1,975	$180	$(60)	$120	$94	$(14)	$80	$0.06
Non-GAAP adjustments:
Amortization expense	—	(192)	192	—	192	180	—	180	0.13
Intangible asset impairment charges	—	(197)	197	—	197	171	—	171	0.12
Acquisition / divestiture-related net charges (credits)	32	(19)	50	(57)	(7)	(4)	—	(4)	(0.00)
Restructuring and restructuring-related net charges (credits)	20	(39)	58	—	58	51	—	51	0.04
Litigation-related net charges (credits)	—	(128)	128	—	128	98	—	98	0.07
Investment portfolio net losses (gains)	—	—	—	2	2	2	—	2	0.00
EU MDR implementation costs	9	(5)	14	—	14	13	—	13	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	46	—	46	0.03
Discrete tax items	—	—	—	—	—	16	—	16	0.01
Adjusted	$2,216	$1,396	$819	$(115)	$704	$667	$(14)	$653	$0.45

(1) For the three months ended December 31, 2022 and 2021 the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2022
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share(2)
Reported	$8,727	$7,078	$1,649	$(508)	$1,141	$698	$(55)	$642	$0.45
Non-GAAP adjustments:
Amortization expense	—	(803)	803	—	803	694	—	694	0.48
Intangible asset impairment charges	—	(132)	132	—	132	102	—	102	0.07
Acquisition / divestitures-related net charges (credits)	97	(206)	303	(18)	285	338	—	338	0.24
Restructuring and restructuring-related net charges (credits)	65	(45)	110	—	110	96	—	96	0.07
Litigation-related net charges (credits)	—	(173)	173	—	173	133	—	133	0.09
Investment portfolio net losses (gains)	—	—	—	(30)	(30)	(28)	—	(28)	(0.02)
EU MDR implementation costs	46	(25)	71	—	71	62	—	62	0.04
Debt extinguishment charges	—	—	—	194	194	149	—	149	0.10
Deferred tax expenses (benefits)	—	—	—	—	—	140	—	140	0.10
Discrete tax items	—	—	—	—	—	129	—	129	0.09
Adjusted	$8,935	$5,694	$3,241	$(362)	$2,880	$2,514	$(55)	$2,459	$1.71

	Year Ended December 31, 2021
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share(2)
Reported	$8,177	$6,978	$1,199	$(123)	$1,076	$1,041	$(55)	$985	$0.69
Non-GAAP adjustments:
Amortization expense	—	(741)	741	—	741	676	—	676	0.47
Intangible asset impairment charges	—	(370)	370	—	370	318	—	318	0.22
Acquisition / divestiture-related net charges (credits)	65	34	31	(482)	(450)	(453)	—	(453)	(0.32)
Restructuring and restructuring-related net charges (credits)	79	(112)	191	—	191	169	—	169	0.12
Litigation-related net charges (credits)	—	(430)	430	—	430	331	—	331	0.23
Investment portfolio net losses (gains)	—	—	—	181	181	137	—	137	0.10
EU MDR implementation costs	32	(17)	49	—	49	45	—	45	0.03
Deferred tax expenses (benefits)	—	—	—	—	—	132	—	132	0.09
Discrete tax items	—	—	—	—	—	(5)	—	(5)	(0.00)
Adjusted	$8,353	$5,343	$3,010	$(423)	$2,587	$2,391	$(55)	$2,336	$1.63

(2) For the year ended December 31, 2022 and 2021, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q1 and FY 2023 GUIDANCE RECONCILIATIONS
(Unaudited)

Net Sales

	Q1 2023 Estimate		Full Year 2023 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	3%	5%	5%	7%
Less: Impact of foreign currency fluctuations	(4)%	(4)%	(1)%	(1)%
Operational growth	7%	9%	6%	8%
Less: Impact of certain acquisitions / divestitures	1%	1%	—%	—%
Organic growth	6%	8%	6%	8%

Earnings per Share

	Q1 2023 Estimate		Full Year 2023 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.23	$0.26	$1.11	$1.21

Amortization expense	0.12	0.12	0.47	0.47
Acquisition / divestiture-related net charges (credits)	0.03	0.02	0.12	0.10
Other adjustments	0.04	0.04	0.16	0.15
Adjusted results	$0.42	$0.44	$1.86	$1.93

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share we exclude certain charges (credits), which include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits); and certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items. Amounts are presented after-tax at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or any Quarterly Report on Form 10-Q that we file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) available to common stockholders and GAAP net income (loss) per common share - assuming dilution, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) available to common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.